                                                                   Exhibit 23(D)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-23551) and related Proxy Statement/Prospectus of American General Corporation for the registration of shares of its common stock to be issued pursuant to the Merger Agreement among American General Corporation, AGC Life Insurance Company, and Home Beneficial Corporation and to the incorporation by reference therein of our report dated February 12, 1996, with respect to the consolidated financial statements of American General Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, and our report dated March 20, 1996 with respect to the related financial statement schedules included therein, and our report dated February 14, 1997, with respect to the consolidated financial statements of American General Corporation included in its Current Report on Form 8-K, dated February 21, 1997, all filed with the Securities and Exchange Commission.

                             ERNST & YOUNG LLP

Houston, Texas
March 12, 1997

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Home Beneficial Corporation that is made part of Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-23551) and Prospectus of American General Corporation for the registration of its common stock and Series A Junior Participating Preferred Stock Purchase Rights to be issued pursuant to the Agreement and Plan of Merger by and among American General Corporation, AGC Life Insurance Company and Home Beneficial Corporation and to the incorporation by reference therein of our report dated February 7, 1997, with respect to the consolidated financial statements and schedules of Home Beneficial Corporation included in its Annual Report on Form 10-K, as amended, for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                 ERNST & YOUNG LLP



Richmond, Virginia
March 17, 1997